SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                FEBRUARY 22, 1999
                                -----------------

                           CAPITAL MEDIA GROUP LIMITED
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-21051                    87-0453100
           ------                      -------                    ----------
       (State or other            (Commission File             (I.R.S. Employer
        jurisdiction                   Number)                  Identification
      of incorporation)                                              No.)

                             2 RUE DU NOUVEAU BERCY
                            94220, CHARENTON, FRANCE
                            ------------------------
                    (Address of principal executive offices)

     Registrant's telephone number, including area code: 011-33-1-43-53-6999

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Effective February 22, 1999, Capital Media Group Limited (the "Company") has engaged the firm of PricewaterhouseCoopers as the Company's independent auditors. The Company believes that PricewaterhouseCoopers has the personnel, professional qualifications and independence necessary to act as the Company's independent auditor.

        Deloitte & Touche ("Deloitte & Touche"), which had served as the Company's independent auditors during the fiscal years ended December 31, 1995, 1996 and 1997, resigned as the Company's independent auditors, effective on February 18, 1999. In connection with their audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and 1996, and in the subsequent interim periods preceding D&T's resignation, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte and Touche would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report. Additionally, during the most recent fiscal years and any subsequent interim periods, there have been no "reportable events" as defined in Regulation S-B,
Item 304 (a) (1)(B). Deloitte and Touche's audit reports for 1997 and 1996 contained a going concern qualification and a qualification as to the outcome of certain litigation against the Company. A Form 8-K, dated February 18, 1999, reporting Deloitte & Touche's resignation as the Company's independent auditors and containing the letter referred to in Regulation S-B, Item 304(a)(3), was previously filed by the Company.

        The Company did not consult with PricewaterhouseCoopers over the types of matters referred to in Regulation S-B, Item 304(a)(2) before retaining them to act as the Company's independent auditors.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CAPITAL MEDIA GROUP LIMITED

                                            By: /S/ GILLES ASSOULINE
                                                -------------------------------
                                                Gilles Assouline, Chairman and
                                                Chief Executive Officer

Date: March 1, 1999

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